Exhibit 15.1

Awareness of Independent Registered

Public Accounting Firm

We acknowledge the incorporation by reference in this Registration Statement on Form S-4 of Simmons First National Corporation of our report dated May 9, 2016, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

BKD, LLP

Little Rock, Arkansas

July 8, 2016